[Letterhead of KPMG appears here]
                                                                    EXHIBIT 99.1

                         Independent Accountants' Report
                         -------------------------------

First USA Bank, National Association
The Bank of New York

We have examined the accompanying management's assertion that First USA Bank, National Association (the "Servicer") maintained effective internal control over the loan servicing of receivables arising in consumer credit card accounts in the Partners First Credit Card Master Trust, (the "Trust") in accordance with the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (the "Agreement"), by and between the First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York as Trustee (the "Trustee"), and as assumed pursuant to an Assumption Agreement, dated as of July 27, 2001, by and among the Servicer, FNB Atlanta and the Trustee, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework (the "Criteria") during the period January 1, 2001 through December 31, 2001. Such criteria for testing management's assertion included controls related to the following:

..    segregation of Trust loans to indicate appropriate ownership

..    calculation and remittance of expenses incurred by the Trust in accordance with the Agreement

..    distribution of payments to the Trustee in accordance with the Agreement.

..    the accuracy and completeness of the Monthly Servicer's Certificates in accordance with the Agreement

..    review and approval of the Monthly Servicer's Certificates prior to distribution in accordance with Agreement

..    calculation of the amortization of Trust assets in accordance with the
     Agreement

..    addition of accounts to the Trust in accordance with the agreement

Management is responsible for the assertion. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management's assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion referred to above is fairly stated, in all material respects, based on the Criteria.


                                      /s/ KPMG LLP

February 15, 2002

                ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION

The management of First USA Bank, National Association (the "Servicer") is responsible for maintaining effective internal control over the loan servicing for consumer credit card receivables in the Partners First Credit Card Master Trust in accordance with the Amended and Restated Pooling and Servicing Agreement dated January 31, 2000, (the "Agreement"), by and between the First National Bank of Atlanta ("FNB Atlanta") and the Bank of New York as Trustee (the "Trustee"), and as assumed pursuant to an Assumption Agreement dated as of July 27, 2001, by and among the Servicer, FNB Atlanta, and the Trustee, including ensuring adequate controls are in place to ensure:

..    segregation of Trust loans to indicate appropriate ownership.

..    calculation and remittance of expenses incurred by the Trust in accordance with the Agreement.

..    distribution of payments to the Trustee in accordance with the Agreement.

..    the Monthly Servicer's Certificates contain accurate and complete information in accordance with the Agreement.

..    review and approval of the Monthly Servicer's certificates prior to distribution in accordance with the Agreement.

..    calculation of the amortization of Trust assets in accordance with the
     Agreement.

..    additions of accounts to the Trust in accordance with the Agreement.

Management has performed an evaluation of the control environment and based on this evaluation, management believes that the Servicer maintained effective internal control over the loan servicing for consumer credit card receivables in the Partners First Credit Card Master Trust during the period January 1, 2001 through December 31, 2001, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) as described in Internal Control - Integrated Framework.

/s/ Michael Looney                          /s/ Tracie H. Klein
--------------------------------            ------------------------------------
Michael Looney                              Tracie H. Klein
Executive Vice President - Operations       First Vice President



/s/ Jeffrey Rigg
--------------------------------
Jeffrey Rigg
Senior Vice President - Accounting

[Letterhead of KPMG appears here]


                         Independent Accountants' Report
                         -------------------------------


First USA Bank, National Association
The Bank of New York:

We have examined the accompanying management's assertion, that First USA Bank, National Association (the "Servicer"), complied with the requirements of (i) Sections 2.9, 2.10, 2.12, 2.13, 3.2, 3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2,
4.3, and 4.4 of the Amended and Restated Pooling and Servicing Agreement dated as of January 31, 2000, (the "Agreement"), by and between The First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York as Trustee (the "Trustee") of the Partners First Credit Card Master Trust, and as assumed pursuant to an Assumption Agreement, dated as of July 27, 2001, by and among the Servicer, FNB Atlanta, and the Trustee and (ii) sections 3.1, 4.1 (c)(i) and (c)
(ii), 4.2, 4.3(a)(i), 4.5, 4.6, 4.7, 4.10, 4.12, 4.15(a) and (b), 5.1(a) - (e),
5.1(h), 5.2(b), and 6.1(g) of the Series 1998-2 and Series 1998-3 Supplements to the Agreement, (the "Supplements"), during the twelve months ended December 31, 2001. Management is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Servicer's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

In our opinion, management's assertion that the Servicer complied with the aforementioned requirements during the twelve months ended December 31, 2001 is fairly stated, in all material respects.

                                  /s/ KPMG LLP

February 15, 2002

                ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION

The management of First USA Bank, National Association (the "Servicer") is responsible for complying with the requirements of (i) Sections 2.9, 2.10, 2.12, 2.13, 3.2, 3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3, and 4.4 of the Amended
and Restated Pooling and Servicing Agreement, dated as of January 31, 2000 (the "Agreement") by and between The First National Bank of Atlanta ("FNB Atlanta") and The Bank of New York as Trustee (the "Trustee) of the Partners First Credit Card Master Trust and as assumed pursuant to an Assumption Agreement dated as of July 27, 2001, by and among the Servicer, FNB Atlanta, and the Trustee and (ii) Sections 3.1, 4.1(c)(i) and (c)(ii), 4.2, 4.3(a)(i), 4.5, 4.6, 4.7, 4.10, 4.12,
4.15(a) and (b), 5.1(a)-(e), 5.1(h), 5.2(b), and 6.1(g) of the Series 1998-2 and
Series 1998-3 Supplements (the "Supplements") (together the "Agreements").

Management has performed an evaluation of the Servicer's compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the requirements of sections of the Agreements referred to above during the twelve months ended December 31, 2001.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 3.6(a) of the Agreement, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.

/s/ Michael Looney                         /s/ Tracie H. Klein
-------------------------------------      -------------------------------------
Michael Looney                             Tracie H. Klein
Executive Vice President - Operations      First Vice President



/s/ Jeffrey Rigg
--------------------------------------
Jeffrey Rigg
Senior Vice President - Accounting